Exhibit 99.4

TRANSLATION FROM SPANISH

PATRICIO RABY BENAVENTE
Notary Public
Moneda 920 - Suite 205
6992453 - 6992457
Santiago

PROTOCOL No. 2349-2008
REQUEST FOR NOTARIZATION
SPECIAL POWER OF ATTORNEY
SERVICIOS Y PRODUCTOS PARA BEBIDAS REFRESCANTES S.R.L.
TO
GONZALO ALBERTO IGLESIAS GONZALEZ ET. AL.

In Santiago de Chile, on this twenty-ninth day of February, 2008, before me, MARÍA VIRGINIA WIELANDT COVARRUBIAS, attorney-at-law, Substitute Notary Public for the Regular Notary of the 5th Notary Office of Santiago, Mr. Patricio Raby Benavente, pursuant to Judicial Decrees notarized under number 1263 dated January 30, 2008, both domiciled at 920 Moneda street, Suite 205, Santiago, I DO HEREBY CERTIFY that: at the request of Ms. SYLVIA CHAMORRO GINÉ, attorney-at-law, there appears Mrs. PAOLA DÍAZ DE LARTUNDO, Chilean, married, employee, for the purposes hereof also domiciled at 920 Moneda street, Suite 205, Santiago, bearer of National Identity Card No. 10.188.922-K, who has requested that I register as a notarized document and furnish her a copy of, once recorded in the Protocol Book, the SPECIAL POWER OF ATTORNEY granted by SERVICIOS Y PRODUCTOS PARA BEBIDAS REFRESCANTES S.R.L. to Messrs. GONZALO ALBERTO IGLESIAS GONZALEZ, ALEJANDRO LIENTUR DEL BASTO HEVIA and MARTÍN IGNACIO RAÚL FRANZINI, in the city of Buenos Aires, Federal Capital City of the Argentine Republic, on February 14, 2008 and legalized by the Ministry of Foreign Affairs of Chile, which is a document of nine pages and is notarized at the end of my Record Book for this month under number 2,349-2008. In witness whereof, this document is signed by the applicant. I hereby attest. PAOLA DÍAZ DE LARTUNDO. María Virginia Wielandt Covarrubias. Substitute Notary Public.

THE DOCUMENT THAT IS HEREIN NOTARIZED READS AS FOLLOWS:

NOTARIAL RECORD
First Copy. Page 250. SPECIAL POWER OF ATTORNEY. SERVICIOS Y PRODUCTOS PARA BEBIDAS REFRESCANTES S.R.L. in favor of Gonzalo Alberto IGLESIAS GONZALEZ et. al. NOTARIZED DOCUMENT NUMBER NINETY SIX. In the City of Buenos Aires, Federal Capital City of the Argentine Republic, on February 14, 2008, before me, the certifying Notary Public, there appears Mercedes RODRIGUEZ CANEDO, Argentine, married, bearer of National Identity Document 23.968.368, domiciled at 733 Paraguay, of this City, of legal age and personally known to me. She acts in her capacity of ATTORNEY-IN-FACT of SERVICIOS Y PRODUCTOS PARA BEBIDAS REFRESCANTES S.R.L., with main office at 733 Paraguay street, of this City, a corporation registered under number 13.329 of Book 114 “A” of Corporations of the Superintendence of Corporations on December 28, 1993, providing evidence of legal capacity and representation by means of the Broad General Power of Attorney dated December 16, 2005, recorded in page 2511 through notarized document 828 registered in the Notary Book of said year. Mrs. Mercedes RODRIGUEZ CANEDA states that the legal capacity invoked is effective and in such capacity she STATES: That she appears herein to formalize the resolutions adopted on February 14, 2008 at the Management Meeting No. 57 of SERVICIOS Y PRODUCTOS PARA BEBIDAS REFRESCANTES S.R.L., the original minutes of which I have before me and which have been transcribed in pages 38 to 39 of the Minutes Book of Management Meetings No. 3 of said company, which has been registered by the Superintendence of Corporations under Number 103269-06 on December 6, 2006. Said minutes read as follows: “SERVICIOS Y PRODUCTOS PARA

BEBIDAS REFRESCANTES S.R.L. MINUTES OF MANAGEMENT MEETING No. 57. In Buenos Aires, on February 14, 2008, at 10:00 am, the undersigned Regular Managers and the statutory auditor of the corporation held a meeting at the main office of SERVICIOS Y PRODUCTOS PARA BEBIDAS REFRESCANTES S.R.L. (hereinafter, the “Company”) located at 733 Paraguay Street, Autonomous City of Buenos Aires. Mr. Francisco Xavier Crespo Benítez informs the Management that he has summoned this meeting to grant a power of attorney to Messrs. GONZALO ALBERTO IGLESIAS GONZALEZ, Chilean, married, industrial engineer, bearer of Identity Card No. 7.559.990-0 issued by the Republic of Chile, ALEJANDRO LIENTUR DEL BASTO HEVIA, Chilean, married, commercial engineer, bearer of Identity Card No. 6.978.864-5 issued by the Republic of Chile and MARTÍN IGNACIO RAÚL FRANZINI, Argentine, married, lawyer, bearer of National Identity Document No. 18.552.101, to act severally and indistinctly on behalf of the Company. To such end, the attorneys-in-fact have powers to: 1. Represent the Company with the broadest powers and without any restriction, before the authorities of the Chilean Government, companies and public offices of a fiscal, semi-fiscal, autonomous, decentralized, municipal or any other nature, Ministries, Courts of Law, Office of the Comptroller General of the Republic, Central Bank, Superintendencies, Internal Revenue Service, General Treasury of the Republic, Customs, and file all kinds of requests, statements and petitions and perform all kinds of acts and enter into any type of agreements with them. Attorneys-in-fact are especially granted powers to enter into with the State of Chile on behalf of the Company foreign investment contracts pursuant to the provisions of Decree-Law 600 of 1974 and its subsequent amendments and to subscribe the agreements, documents and make any statements necessary or required to comply with this purpose. 2. Purchase, acquire, sell, transfer for any reason all kinds of movable property and rights thereon, and execute all kinds of documents, agreements and negotiations regarding such property, being able to agree on the terms, conditions, types and any clause they deem appropriate, without any restrictions, as well as, annul, rescind, terminate, derogate, etc. thereof, and charge and collect anything owed to the Company for whatever reason. 3. Agree to the creation of civil corporations, partnerships or commercial associations, being authorized to stipulate and amend the respective partnership or corporate agreements, terminate and liquidate such entities; take part in partnerships, corporations, organizations or associations; attend all kinds of meetings, assemblies, board meetings, with powers to vote thereat, and exercise al the rights the Company may have thereat as shareholder, partner or member of such corporations, partnerships, organizations or associations. 4. To pick up any type of correspondence, money orders, parcels, communications or any type of goods belonging or addressed to the Company, from the Post Office or from any person or authority and take all necessary steps to such end. 5. Carry out all kinds of foreign exchange transactions, endorse and withdraw bills of lading, subscribe import and export documents and related applications. 6. Represent the Company before foreign or national banking and financial institutions, either public or private with broad powers, give them instructions and trusts; enter into contracts of checking accounts of any type; deposit, draw and overdraw in such accounts, be informed of account transactions and close such accounts, both in foreign and national currency; approve and object balances, withdraw cheque books or individual cheques; contract credits, advances against acceptance, overdrafts, credits in special accounts; rent bank safe-deposit boxes; make time deposits; place and withdraw money or securities in deposit, in custody or as a collateral and cancel the respective certificates; contract credits in foreign currency; make foreign exchange transactions; accept bank guarantee letters and, in general, make all kinds of banking transactions in foreign or national currency; draw, sign, subscribe, accept, reaccept, renew, defer, validate, deposit, endorse as owner, for collection or collateral, protest, negotiate, discount, cancel, collect, transfer, issue and dispose of in any manner cheques, bills of exchange, promissory notes, orders of payment, securities and all kinds of commercial or banking documents or instruments, in registered, order or bearer form, both in foreign and national currency and exercise any actions to which the Company is entitled in connection with such documents. 7. Grant powers of attorney and delegate either all or any part of their powers, with or without provision of terms and conditions, being empowered to authorize delegates to make sub-delegations; and revoke powers of attorney, delegations and sub-delegations or grant others in parallel or simultaneously at any time and retake such powers whenever they deemed it necessary. 8. Represent the company, both in and out of court, in all kinds of actions, claims, complaints and prosecution, of a contentious or voluntary nature, with all the powers provided in the two paragraphs of Section Seven of the Chilean Code on Civil Procedure, which are considered herein reproduced, being them expressly authorized to accept service of process, voluntary abandon at first instance an action brought, admit the other side's claim, answer interrogatories, waive remedies or legal terms, settle, compromise, grant arbitration powers to arbitrators, approve and collect settlements. This power of attorney shall become effective as from February 26, 2008 and shall expire upon revocation thereof by the Company. This power of attorney revokes and annuls the power of attorney granted to Messrs. Rodolfo Pedro Echeverría Regules and Alejandro José Yarad Dacarett effective as from January 31, 2004, granted through document dated January 27, 2004, and notarized at the Notary Office of Santiago by Mr. Patricio Raby Benavente on February 10, 2004, as well as all delegations made by such attorneys-in-fact. Then, the Regular Managers present unanimously resolved to authorize Mercedes Rodríguez Canedo to sign the pertinent notarized document. There being no further matters to address, the meeting was adjourned at 11:00 am. Signatures follow”. I do herein certify that EVERYTHING fully TRANSCRIBED herein is a true copy of the original which I have had before me. And Martín Ignacio Raúl Franzini, in the aforementioned legal capacity STATES: That pursuant to the resolutions adopted at the management meeting of “SERVICIOS Y PRODUCTOS PARA BEBIDAS REFRESCANTES S.R.L.” transcribed above: A) The power of attorney granted to Messrs. Rodolfo Pedro Echeverría Regules and Alejandro José Yarad Dacarett effective as from January 31, 2004, executed in the document dated January 27, 2004, and notarized at the Notary Office of Santiago by Mr. Patricio Raby Benavente on February 10, 2004, as well as all delegations made by such attorneys-in-fact are hereby REVOKED AND DECLARED NULL AND VOID as from this date. He adds that SERVICIOS Y PRODUCTOS PARA BEBIDAS REFRESCANTES S.R.L. will give notice of this revocation, exempting the authorizing Notary Public from doing so; and B) That he grants a POWER OF ATTORNEY in favour of GONZALO ALBERTO IGLESIAS GONZALEZ, Chilean, married, industrial engineer, bearer of Identity Card No. 7.559.990-0 issued by the Republic of Chile, ALEJANDRO LIENTUR DEL BASTO HEVIA, Chilean, married, commercial engineer, bearer of Identity Card No. 6.978.864-5 issued by the Republic of Chile and MARTÍN IGNACIO RAÚL FRANZINI, Argentine, married, lawyer, bearer of National Identity Document No. 18.552.101 to act on behalf of “SERVICIOS Y PRODUCTOS PARA BEBIDAS REFRESCANTES S.R.L.” and use it according to the aforementioned powers and manner, which are herein deemed fully reproduced. This power of attorney shall become effective as from February 26, 2008 and shall expire upon revocation thereof by the Company. HAVING BEEN READ to the appearing party and after being informed of her right to read this document, she agrees and signs before me, I attest. A signature follows. M. Rodríguez Canedo. Before me; my seal is stamped. Silvina A. Calot. It agrees with the original I executed and which is on page 250 of my notarial Register No. 820. This FIRST AUTHORZIED COPY is issued for the corporation granting the power of attorney under four notarial record pages with consecutively numbered seals, which I seal and sign at the place and on the date of execution thereof.
(signed)
Seal: “Silvina A. Calot. Notary Public. Notarial License Registration Number 4442”.

(On the following page, there is a copy of a bank slip, with the following text:
“Banco Ciudad de Buenos Aires. Branch: 770 - Ministry of Foreign Affairs.
Date: 02/19/2008 - Time: 12:28:24. Cashier: 00045 - ATM: 70_93385.
COLLECTIONS OF SERVICES, TAXES AND DUTIES.
550 - LEGALIZATION DEPARTMENT - MINISTRY OF FOREIGN AFFAIRS, INTERNATIONAL TRADE AND WORSHIP
Amount: PESOS 39.00
Voucher: 910898
Means of Payment: CASH - PESOS”)

(On the next page, there appears the following legalization:
“LEGALIZATION of the Association of Notaries Public of the City of Buenos Aires, Federal Capital City, Argentine Republic).
THE ASSOCIATION OF NOTARIES PUBLIC of the City of Buenos Aires, Federal Capital City of the Argentine Republic, pursuant to the powers granted by the law in force, LEGALIZES the signature and seal of Notary Public SILVINA ALEJANDRA CALOT, which appear on the attached Document filed today under No.080215077236/5. This authentication makes no judgment on the content and form of the document.
Buenos Aires, Friday, February 15, 2008.
Seal: “Association of Notaries Public. Legalization. City of Buenos Aires. Federal Capital City. Argentine Republic”

(Signed)
Seal: “Alba Rosa Muñiz de León. Notary Public. Association of Notaries Public. Registrar”

(On the following page, there is the authentication of the Ministry of Foreign Affairs, International Trade and Worship)
Series A 1654384
ARGENTINE REPUBLIC
MINISTRY OF FOREIGN AFFAIRS, INTERNATIONAL TRADE AND WORSHIP
Directorate General of Consular Affairs. Coordination Unit of Legalizations
AUTHORIZED
The Coordination Unit of Legalizations of the Ministry of Foreign Affairs, International Trade and Worship certifies that the signature that appears on this document: SPECIAL POWER OF ATTORNEY and that states ALBA ROSA MUÑIZ DE LEÓN is similar to the one registered in its records.
Applicant: SERVICIOS Y PRODUCTOS PARA BEBIDAS REFRESCANTES S.R.L.
Order No. 31882/2008
Price: 6.12.3
Amount: 39
Date: 12/19/2008
(Signed)
Seal: “Dr. Roberto Daniel Perez. Coordination Unit of Legalizations. Ministry of Foreign Affairs, International Trade and Worship”.
The sole purpose of this legalization is to authenticate the signature and capacity of the grantor and makes no judgment on the content of the document.
(Bar code)

Then there is a legalization of the Consulate-General of Chile in Buenos Aires that reads:
LEGALIZATION
The undersigned Consul of Chile certifies the authenticity of the Signature of Mr. Roberto Daniel Perez, Legalizations Department of the Ministry of Foreign Affairs, International Trade and Worship of Argentina.
(signed) Hernán Brantes Glavic. Minister-Counselor. General Consul
FEES PAID: $42
PAYMENT VOUCHER No. 518330
Record No. 1752 - Section 4 No. 10.
Date: February 21, 2008.
What follows is illegible.

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